Exhibit 99.1
FIGURE TECHNOLOGY SOLUTIONS REPORTS FIRST QUARTER 2026 RESULTS, ACHIEVES RECORD CONSUMER LOAN MARKETPLACE VOLUME
NEW YORK, May 11, 2026 /Globe/ — Figure Technology Solutions (Nasdaq: FIGR; OPEN: FGRS), the leading blockchain-native capital marketplace for the origination, funding, sale and trading of tokenized assets, today announced financial results for the quarter ended March 31, 2026.
"We delivered exceptional first-quarter results, headlined by 113% year-over-year growth in our Consumer Loan Marketplace and the addition of a record 80 new partners. Our blockchain ecosystem saw equally rapid expansion, with YLDS and Democratized Prime matched offers both growing approximately 80% quarter-over-quarter as we continue to bring entire asset classes on-chain. Despite significant market volatility, we believe these results validate the resilience of our capital-light model, and our role in replacing legacy infrastructure with blockchain-native capital markets."
- Michael Tannenbaum, CEO
Q1 2026 Quarterly Financial Highlights
•Consumer Loan Marketplace volume was $2.9 billion in the quarter, a 113% increase from the prior year. This included Figure Connect volume of $1.6 billion.
•Net revenue was $167 million, an increase of 98% year-over-year. Adjusted Net Revenue was $167 million, an increase of 92% from the first quarter of 2025.

•Net income reached $45 million; net income margin reached 27.0%, an increase of 28 percentage points year-over-year.

•Adjusted EBITDA increased 192% year-over-year to $83 million; Adjusted EBITDA margin reached 49.6%, an increase of 17 percentage points year-over-year.

•Cash and cash equivalents, excluding restricted cash, totaled $1.5 billion.

•Loans held for sale totaled $504 million.

Q1 2026 Financial Highlights

$ in thousands, except per share or otherwise noted	Q1	Q1	Q1
(Unaudited)	2026	2025	YoY %
GAAP Results:
Net Revenue	$167,007	$84,510	97.6%
Net Income	45,047	(613)	n.m.
Net Income margin	27.0%	(0.7)%	+27.7	p.p.
Earnings per Share - Basic	$0.21	$(0.01)	n.m.
Earnings per Share - Diluted	0.18	(0.01)	n.m.

Non-GAAP Results(1):
Adjusted Net Revenue	$166,843	$86,982	91.8%
Adjusted EBITDA	82,696	28,344	191.8%
Adjusted EBITDA margin	49.6%	32.6%	+17.0	p.p.
Note: "n.m." - not meaningful
(1) See “Non-GAAP Financial Measures” at the end of this earnings release for details regarding these measures, including reconciliations of the Non-GAAP Financial Measures to their most directly comparable GAAP measures.

Selected Metrics

$ in millions unless noted	Q1	Q1	Q1
(Unaudited)	2026	2025	YoY %
Ecosystem Volume	$3,720	$1,578	135.8%
Consumer Loan Marketplace Volume	2,902	1,365	112.6%
Figure Connect Volume	1,612	478	237.3%
Net Take Rate	3.8%	3.6%	+0.2	p.p.

$ in millions unless noted	As of
(Unaudited)	March 31, 2026	March 31, 2025	YoY%
$YLDS in Circulation	$598	$3	n.m.
Democratized Prime:
Matched Offers	368	n.m.	n.m.
Borrower Demand	376	n.m.	n.m.
Available Lender Supply	453	n.m.	n.m.
Note: "n.m." - not meaningful
Recent Business Highlights
•Figure Connect volume reached 56% of Consumer Loan Marketplace volume in the quarter.
•Advanced the "Year of the First Lien" mandate, growing first lien volume to 20% of total production.
•Figure ended the quarter with 387 active partners in its ecosystem,
◦Signed Flagstar Bank, a top 35 U.S. bank by assets, and launching in Q2 2026.

◦Expanded the partner ecosystem by adding a record 80 new partners in Q1 2026, including the country’s 6th largest mortgage lender as measured by Bankrate.com.

•Accelerated Small/Medium Business ("SMB") and Business Purpose lending, with the SMB channel reaching nearly $60M in volume this quarter and high-growth products like Debt Service Coverage Ratio Loans ("DSCR") and Residential Transition Loans ("RTL") seeing 70% growth quarter-over-quarter.
•Democratized Prime matched offers from third party borrowers reached approximately $24 million as of May 8, 2026.
•Announced Figure Forge, a transformative platform that fractionalizes whole loans into liquid, single-dollar participation units to bridge Real World Assets ("RWAs") with DeFi.
Operating Outlook

Beginning this quarter, Figure intends to provide one quarter forward guidance for Consumer Loan Marketplace volume. The outlook provided below constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. See cautionary note regarding “Forward-looking Statements” in this press release.

Q2 2026 Guidance	$ in billions
Consumer Loan Marketplace Volume	$3.8 - $4.1

Webcast Information
Figure will host a conference call and webcast at 8:30 a.m. Eastern Time, May 12, 2026 to discuss its results and outlook. A link to the live discussion and accompanying presentation will be made available on the

Company’s investor relations website at https://investors.figure.com/. A replay will also be made available following the discussion at the same website.
Forward-Looking Statements Disclosure
This press release contains forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release, including without limitation statements regarding our future financial performance and guidance, including our expectations regarding our Consumer Loan Marketplace Volume; our ability to determine reserves, and ability to remain profitable; our ability to maintain, expand, and enter into new relationships with partners and loan purchasers on the secondary market; our ability to broaden our network of partners, including the timing of our partnership launch with Flagstar Bank; and our ability to successfully execute our business and growth strategy; marketplace volume, adoption, and liquidity, including the growth and performance of our Consumer Loan Marketplace, Figure Connect, and Democratized Prime platforms; our blockchain ecosystem and infrastructure initiatives, including our ability to expand the adoption of our blockchain-native products and services and the development and performance of our digital asset offerings; and our share repurchase program, including the timing, number of shares, and prices at which repurchases may occur. These statements involve known and unknown risks, uncertainties, and other important factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms, and similar expressions. Forward-looking statements are predictions based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These statements speak only as of the date of this press release.
Important factors that could cause actual results to differ materially include, among others: our history of losses and the risk that we may not maintain profitability; our reliance on HELOCs and exposure to fluctuations in the HELOC market and housing values; our ability to attract and retain borrowers, partners, and loan purchasers and to drive adoption of Figure-branded and Partner-branded channels including Figure Connect; loan performance and default rates and the effect of credit performance on access to and pricing of warehouse facilities, whole-loan sales, and securitizations; changes in interest rates and U.S. monetary policy that impact originations, funding costs, and investor demand; legal and regulatory risks affecting lending and mortgage-related activities and the evolving framework for digital assets, including potential changes in the characterization or regulation of certain digital assets and related products; dependence on key third-party providers including cloud, custodial, valuation, and data vendors and risks from outages or service disruptions; technology failures, cybersecurity incidents, or other operational disruptions; protection and enforcement of intellectual property; compliance with licensing, consumer protection, privacy, data security, and sanctions/AML laws, and shifting enforcement priorities at the federal and state levels; our ability to remediate previously identified material weaknesses and meet our public company reporting and internal control obligations; competition; macroeconomic and geopolitical conditions; our dual-class structure and concentrated voting control and related impacts on corporate governance; equity market volatility affecting our Class A common stock; and the other risks described in “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2025, filed with the SEC on March 16, 2026, and in our other filings with the SEC.
You should read this press release and the documents we reference in it with the understanding that actual future results may differ materially from our expectations. We qualify all forward-looking statements in this press release by these cautionary statements. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of new information, future events, changed circumstances, or otherwise.
About Non-GAAP Financial Measures and Key Operating Metrics
Financial Measures
In order to better help understand our financial performance, we use several key operating metrics that should be viewed independently of GAAP items, as these metrics are not intended to be combined with those items. Our determination and presentation of these metrics may differ from that of other companies. The presentation of these metrics is meant to be considered in addition to, not as a substitute for or in isolation from, our financial measures prepared in accordance with GAAP.
Key Operating Metrics
Ecosystem Volume
We define Ecosystem Volume as the total of Consumer Loan Marketplace Volume and Digital Asset Marketplace Volume.
Consumer Loan Marketplace Volume
We define Consumer Loan Marketplace Volume as the total U.S. dollar equivalent value of originations of HELOCs, DSCR, and personal loans on our LOS, as well as the volume of third-party loans traded on Figure Connect. We believe this measure is an indication of our scale and represents the potential revenue opportunity from the technology used for consumer credit loan originations.
Net Take Rate
Net Take Rate is derived from the sum of ecosystem and technology fees, origination fees, gain on sale of loans, net and gain on servicing asset, net from our consolidated statement of operations. These items represent revenue generated from Figure-branded and Partner-branded volume. Valuation changes in fair value of mortgage servicing rights, which we believe is not indicative of operating performance, and marketing expenses in our operating expenses are deducted. This net amount is divided by overall Consumer Loan Marketplace Volume for that period.
$YLDS In Circulation
We define $YLDS in Circulation as the total U.S. dollar equivalent value of unsecured face-amount certificates solely backed by the assets of Figure Certificate Company (FCC), which is the issuer of the certificates. This is reported as an end of period outstanding balance.
Matched Offers
We define Matched Offers as the U.S. dollar equivalent value of offers matched between borrower and lenders on the Democratized Prime platform. This is reported as an end of period outstanding balance.
Borrower Demand
We define Borrower Demand as the U.S. dollar equivalent value that borrowers seek to borrow from the lending pool on the Democratized Prime platform. This is reported as an end of period outstanding balance.
Available Lender Supply
We define Lender Supply as the U.S. dollar equivalent value that lenders have made available in the lending pool on the Democratized Prime platform. This is reported as an end of period outstanding balance.
Non-GAAP Financial Measures
Adjusted Net Revenue
Adjusted Net Revenue is a non-GAAP financial measure used by our management to evaluate operating performance. Accordingly, we believe this measure provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, Adjusted Net Revenue provides a useful measure for period-to-period comparisons of our business, as it removes the effect of a non-cash, non-realized adjustment that is included in net revenue. Adjusted Net Revenue is defined as net revenue excluding the change in fair value of MSR and change in fair value of marketable securities associated with changes in our estimates that management has determined are not reflective of our operating performance, and net of interest paid to holders of YLDS.
Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures used by our management to evaluate operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, we believe these measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, these measures provide useful information for period-to-period comparisons of our business, as it removes the effect of certain non-cash items, variable charges, non-recurring items, unrealized gains or losses or other similar non-cash items that are included in net income or expenses associated with the early stages of the business that are expected to ultimately terminate, pursuant to the terms of certain existing contractual arrangements or expected to continue at levels materially below the historical level, or that otherwise do not contribute directly to management’s evaluation of its operating results. Adjusted EBITDA is defined as net income excluding interest expense incurred in connection with our debt obligations other than debt associated with our funding of loans held for sale, income taxes, amortization and depreciation expense, stock-based compensation expense, non-cash changes in certain financial instruments, and other items that management has determined are not reflective of our operating performance. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by adjusted net revenue. The most directly comparable GAAP measure is net income margin (calculated as net income divided by total net revenue).
The Company added valuation changes in the fair value of marketable securities and YLDS funding costs to its definition of Adjusted Net Revenue, and valuation changes in the fair value of marketable securities, to its definition of Adjusted EBITDA effective March 31, 2026 Prior period amounts presented in the reconciliation table below have been recast to reflect the current methodology to facilitate period-over-period comparability.
Management excludes period-to-period changes in the fair value of marketable securities from Adjusted Net Revenue and Adjusted EBITDA because they reflect non-cash, unrealized mark-to-market fluctuations driven by external market factors, including changes in discount rates, prepayment speeds, and credit spreads, that are not reflective of the Company's underlying operating performance.
The Company’s economic benefit from YLDS is the 35 basis point spread it retains on outstanding balances, regardless of the total amount of YLDS in circulation. Management therefore presents YLDS-related interest expense net of associated interest income within Adjusted Net Revenue, as it believes this net spread is the most meaningful measure of the YLDS's contribution to operating performance.

The following table presents a reconciliation of Total Net Revenue to Adjusted Net Revenue, Net Income to Adjusted EBITDA and Net Income margin to Adjusted EBITDA margin for the three months ended March 31, 2026 and 2025:

$ in thousands	Three Months Ended March 31,
(Unaudited)	2026	2025
Total net revenue	$167,007	$84,510
Adjusted for:
Valuation changes in fair value of MSRs	(1,184)	4,703
Valuation changes in fair value of marketable securities(A)	2,468	(2,231)
YLDS funding costs(A)	(1,448)	—
Adjusted net revenue	$166,843	$86,982

Net income	$45,047	$(613)
Adjusted for:
Valuation changes in fair value of MSRs	(1,184)	4,703
Valuation changes in fair value of marketable securities(A)	2,468	(2,231)
Change in fair value of digital assets and related investments	4,783	9,962
Services exchanged for issuance of warrants(B)	—	2,927
Registration costs	2,318	1,519
Restructuring costs	26	758
Stock-based compensation expense(B)	25,878	2,414
Amortization of internally developed software costs(B)	4,712	3,943
Non-funding interest expense	5,593	3,732
Income tax provision	(6,945)	1,230
Adjusted EBITDA	$82,696	$28,344
Net income margin	27.0%	(0.7)%
Adjusted EBITDA margin	49.6%	32.6%
(A) The Company added valuation changes in the fair value of marketable securities and YLDS funding costs to its definition of Adjusted Net Revenue, and valuation changes in the fair value of marketable securities to its definition of Adjusted EBITDA effective March 31, 2026. These adjustments have been applied retrospectively to all periods presented.
(B) The Company has made immaterial adjustments, with no individual adjustment greater than $43 thousand, to correct the presentation of services exchanged for issuance of warrants, stock-based compensation expense, and amortization of internally developed software costs for the three months ended March 31, 2025.
About Figure
Figure Technology Solutions, Inc. (Nasdaq: FIGR; OPEN: FGRS) is the leading blockchain-native capital marketplace for the origination, funding, sale and trading of tokenized assets. More than 380 partners use its loan origination system and capital marketplace. Collectively, Figure and its partners have originated over $25 billion of loans to date, among other products, making Figure’s ecosystem the largest non-bank provider of home equity financing. The fastest growing components are Figure Connect, its consumer credit marketplace, and Democratized Prime, Figure’s on-chain lend-borrow marketplace. Figure’s ecosystem also includes DART (Digital Asset Registry Technology) for asset custody and lien perfection, and $YLDS, an SEC-registered yield-bearing stablecoin that operates as a tokenized money market fund.
Figure is the market leader in real world asset (RWA) tokenization and its most recent securitization received a AAA rating from S&P and Moody’s, the first of its kind for blockchain finance. For more information, visit https://figure.com or follow Figure on LinkedIn.

FIGURE TECHNOLOGY SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except share and per share data)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,464,643	$1,198,141
Restricted cash	71,947	68,637
Loans held for sale, at fair value	503,900	404,337
Digital assets ($62,430 and $84,867 at fair value)	74,313	96,558
Accounts receivable, net	65,330	52,016
Other current assets	46,005	41,518
Total current assets	2,226,138	1,861,207
Loan servicing asset, at fair value	125,931	113,064
Marketable securities, at fair value	298,428	273,151
Digital assets, non-current	1,967	3,644
Deferred income taxes, net	26,037	26,037
Other non-current assets	52,392	40,420
Total assets	$2,730,893	$2,317,523
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$29,731	$29,501
Payables to third-party loan owners	451,393	383,772
Debt, current ($174,589 and $100,519 at fair value)	228,505	160,959
Debt, current to related parties ($376,526 and $166,135 at fair value)	376,526	166,135
Other current liabilities	86,601	105,642
Total current liabilities	1,172,756	846,009
Debt, non-current	262,223	230,143
Lease liability, non-current	3,894	4,173
Total liabilities	1,438,873	1,080,325
Stockholders' equity:
Preferred stock — $0.0001 par value per share: 100,000,000 shares authorized, no shares issued and outstanding at March 31, 2026 and December 31, 2025	—	—
Class A common stock — $0.0001 par value per share: 1,000,000,000 shares authorized, 180,812,863 shares issued and outstanding at March 31, 2026; 1,000,000,000 shares authorized, 178,485,407 issued and outstanding at December 31, 2025	19	19
Class B common stock — $0.0001 par value per share: 200,000,000 shares authorized, 37,893,047 shares issued and outstanding at March 31, 2026; 200,000,000 shares authorized, 37,893,047 issued and outstanding at December 31, 2025	4	4
Blockchain common stock — $0.0001 par value per share: 500,000,000 shares authorized, 687,920 and no shares issued and outstanding at March 31, 2026 and December 31, 2025	—	—
Treasury stock, at cost	(18,218)	—
Additional paid-in capital	1,452,264	1,415,804
Accumulated deficit	(142,048)	(186,993)
Total Figure Technology Solutions, Inc. stockholders' equity	1,292,021	1,228,834
Noncontrolling interests in consolidated subsidiaries	(1)	8,364
Total stockholders' equity	1,292,020	1,237,198
Total liabilities and stockholders' equity	$2,730,893	$2,317,523

FIGURE TECHNOLOGY SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Net revenue:
Ecosystem and technology fees	$47,306	$15,613
Servicing fees	9,825	7,191
Interest income	19,376	11,224
Origination fees	23,130	12,477
Gain on sale of loans, net	49,356	29,792
Gain on servicing asset, net	12,867	326
Marketable securities income, net	3,660	7,613
Other revenue	1,487	274
Total net revenue	167,007	84,510
Expenses:
General and administrative	45,595	18,840
Technology and product development	15,605	17,416
Operations and processing	21,447	12,678
Sales and marketing	25,483	14,967
Interest expense	16,889	10,972
Other expense	47	1,565
Total expenses	125,066	76,438
Operating income	41,941	8,072
Other expense, net	(3,839)	(7,455)
Income before income taxes	38,102	617
Income tax (benefit) provision	(6,945)	1,230
Net income (loss)	45,047	(613)
Net income attributable to noncontrolling interests in consolidated subsidiaries	102	207
Net income (loss) attributable to Figure Technology Solutions, Inc.	$44,945	$(820)

Net income (loss) per share of Class A, Class B, and Blockchain common stock
Basic	$0.21	$(0.01)
Diluted	$0.18	$(0.01)
Weighted-average Class A, Class B, and Blockchain common shares outstanding
Basic	217,277,605	69,398,649
Diluted	248,829,672	69,398,649